Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Helios Technologies Reports Strong Sequential Growth in the Second Quarter 2023 with Revenue Up 7% and Net Income Up 21%

•
Delivered strong sequential top line growth of 7%; growth excluding acquisitions was 6% over 1Q23
•
Expanded operating margin 140 basis points sequentially, even while increasing investments to integrate flywheel acquisitions, expand capacity and accelerate strategic growth initiatives
•
Demonstrated focus on driving innovation with completed acquisition of i3 Product Development, custom engineering firm expands engineering expertise and further deepens market reach into served markets while adding greater diversification and patented remote service technology
•
Diluted EPS of $0.51 up 21% sequentially; Diluted Non-GAAP Cash EPS of $0.81 up 13% sequentially
•
Increasing global production capacity via a combination of facility expansion and production efficiencies to meet accelerating customer appetite for new products and diversified end markets
•
Updating 2023 outlook to address pull forward of capacity investments in response to building 2024+ customer demand combined with lower near-term visibility in APAC and recent facility impacts

SARASOTA, FL, August 7, 2023 — Helios Technologies, Inc. (NYSE: HLIO) (“Helios” or the “Company”), a global leader in highly engineered motion control and electronic controls technology for diverse end markets, today reported financial results for the second quarter ended July 1, 2023. Results include our most recent flywheel acquisitions including Schultes Precision Manufacturing, Inc. (or “Schultes”), which was acquired on January 27, 2023, and i3 Product Development, Inc. (or “i3”), which was acquired on May 26, 2023.

“Over the last three years, we have methodically invested in change, and it is exciting to see the progress we have made,” said Helios’ President and Chief Executive Officer Josef Matosevic. “Our businesses are working cohesively to drive best-in-class product development providing the innovation our customers require for success. Expanding our capabilities enables us to better serve a more diversified global market. Our results in the quarter and year-to-date demonstrate this progress even against headwinds of the macroenvironment.”

“Our revolutionary technology, products and solutions allow the Company to be well-positioned to address the advancing megatrends of increased electrification, reduced emissions footprint, higher energy efficiency, and convenient user interface for applications that range from heavy-duty construction machines to off-road vehicles, cold-plunge baths, and commercial kitchen equipment. To serve this growing demand, we are pulling forward investments in manufacturing and capacity and will be adjusting our near-term expectations to accommodate for the related disruption to operations. Additionally, there is reduced visibility for the remainder of the year resulting from the lackluster economic situation in Asia Pacific and impacts from a fire and tornado at the Faster facility,” Matosevic concluded.

Helios Technologies | 7456 16th St East | Sarasota, FL 34243 | 941-362-1200

Helios Technologies Reports Strong Sequential Growth in the Second Quarter 2023

with Revenue Up 7% and Net Income Up 21%

August 7, 2023	Page 2 of 15

Second Quarter 2023 Consolidated Results

($ in millions, except per share data) (Unaudited)	Q2 2023	Q2 2022	Change		% Change
Net sales	$227.6	$241.7	$(14.1)		(6%)
Gross profit	$75.8	$82.3	$(6.5)		(8%)
Gross margin	33.3%	34.1%	(80)	bps
Operating income	$29.5	$43.0	$(13.5)		(31%)
Operating margin	13.0%	17.8%	(480)	bps
Non-GAAP adjusted operating margin*	18.5%	22.0%	(350)	bps
Net income	$16.8	$30.0	$(13.2)		(44%)
Diluted EPS	$0.51	$0.92	$(0.41)		(45%)
Non-GAAP cash net income*	$26.8	$38.3	$(11.5)		(30%)
Diluted Non-GAAP cash EPS*	$0.81	$1.18	$(0.37)		(31%)
Adjusted EBITDA*	$50.1	$59.0	$(8.9)		(15%)
Adjusted EBITDA margin*	22.0%	24.4%	(240)	bps

* Adjusted numbers are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Helios believes that providing these specific non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. These Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for GAAP. Please carefully review the attached Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies.

Sales

•
Continued Positive Sequential Trends: Total revenue up 7%, Electronics segment revenue up 15% and Hydraulics segment revenue up 3% over first quarter 2023.
•
Strong Performance in Various Markets: Year-over-year sales in agriculture, recreational, mining and Aerospace had solid increases reflecting market diversification efforts and acquisitions. On a sequential basis, sales to the health & wellness market were up healthy double digits, recreational sales had a solid increase and agriculture was stable. Sales included $16.4 million in revenue from acquisitions. (See the Organic and Acquired Revenue table in this release that provides acquired revenue by segment by quarter).
•
By Region: Sales increased across all regions over the first quarter of 2023. On a year-over-year basis, sales in the Americas and in Europe, the Middle East and Africa (“EMEA”) both declined 5%, while Asia Pacific ("APAC”) declined 10%.
•
Other Impacts: Foreign currency translation adjustment on sales was nominal in the quarter at $0.3 million unfavorable. Supply chain constraints delayed an estimated $14.2 million in sales.

Profits and margins

•
Gross profit and margin drivers: Gross profit improved sequentially on higher sales but was down $6.5 million compared with the prior-year period on lower volume. Gross margin was unchanged sequentially and declined by 80 basis points compared with the prior-year period primarily due to lower volume and different margin profile from acquisitions offset by favorable pricing.
•
Selling, engineering and administrative (“SEA”) expenses: SEA sequentially were down slightly, but up $5.5 million, or 17% compared with the second quarter of 2022. The year-over-year increase was primarily related to incremental SEA from acquisitions and significant investments in integration, growth, and new product development.

Helios Technologies Reports Strong Sequential Growth in the Second Quarter 2023

with Revenue Up 7% and Net Income Up 21%

August 7, 2023	Page 3 of 15

•
Amortization of intangible assets: $8.3 million up 22% compared with the prior-year period reflecting the Company’s flywheel acquisitions. Compared with the first quarter of 2023, amortization of intangible assets was up $0.2 million reflecting the two fly wheel acquisitions made this year.

Non-operating items

•
Net interest expense: up $1.6 million sequentially and up $4.0 million in the quarter compared with the prior-year period reflecting higher average rates and increased average net debt balance related to acquisitions.
•
Effective tax rate: 22.9% compared with 22.5% in the prior-year period reflecting mix in income in various tax jurisdictions.

Net income, earnings per share (“EPS”), non-GAAP cash earnings per share and adjusted EBITDA

•
Net income and diluted earnings per share: $16.8 million and $0.51 per share, while down from the prior-year period, net income and EPS both grew 21% sequentially.
•
Diluted Non-GAAP cash earnings per share: $0.81 compared with $1.18 in the second quarter of 2022 on lower volume, higher operating expenses and increased interest expense of $0.09 per share. Compared with the first quarter of 2023, diluted non-GAAP cash earnings per share increased $0.09, or 13%
•
Adjusted EBITDA margin: 22.0% increased 170 basis points sequentially over the first quarter 2023; Compared with the year ago period, adjusted EBITDA margin declined 240 basis points driven by the items discussed previously in this report.

Hydraulics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

($ in millions) (Unaudited)
Hydraulics	For the Three Months Ended
	Q2 2023	Q2 2022	Change		% Change
Net Sales
Americas	$60.6	$49.9	$10.7		21%
EMEA	51.3	49.0	2.3		5%
APAC	40.5	43.9	(3.4)		(8%)
Total Segment Sales	$152.4	$142.8	$9.6		7%
Gross Profit	$49.7	$49.5	$0.2		0%
Gross Margin	32.6%	34.7%	(210)	bps
SEA Expenses	$22.7	$18.4	$4.3		23%
Operating Income	$27.0	$31.1	$(4.1)		(13%)
Operating Margin	17.7%	21.8%	(410)	bps

Second Quarter Hydraulics Segment Review

•
Sales: increased 3% sequentially and 7% over the year-ago period to $152.4 million driven by acquisitions which added $15.2 million. By region, sales had strength over the year-ago period in the Americas and EMEA, with a large contribution from the agriculture market, which offset softness in the APAC region. FX had a $0.2 million unfavorable adjustment on sales and supply chain constraints delayed an estimated $9.7 million in sales.

Helios Technologies Reports Strong Sequential Growth in the Second Quarter 2023

with Revenue Up 7% and Net Income Up 21%

August 7, 2023	Page 4 of 15

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Gross profit and margin drivers: gross profit improved over the year-ago period driven by price, efficiency, acquisition mix partially offset by rising material costs. Gross margin reflects rising material costs, as well as the different margin profile of our recent acquisitions. Restructuring costs included in cost of sales increased by $1.3 million to $1.9 million in the second quarter of 2023, compared with the 2022 second quarter.
•
Operating income and operating margin: reflect integration costs related to acquisitions and investments in operational changes and new product development.

Electronics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

($ in millions) (Unaudited)
Electronics	For the Three Months Ended
	Q2 2023	Q2 2022	Change		% Change
Net Sales
Americas	$63.2	$80.2	$(17.0)		(21%)
EMEA	7.0	12.3	(5.3)		(43%)
APAC	5.0	6.4	(1.4)		(22%)
Total Segment Sales	$75.2	$98.9	$(23.7)		(24%)
Gross Profit	$26.1	$32.8	$(6.7)		(20%)
Gross Margin	34.7%	33.2%	150	bps
SEA Expenses	$14.1	$12.5	$1.6		13%
Operating Income	$12.0	$20.3	$(8.3)		(41%)
Operating Margin	16.0%	20.5%	(450)	bps

Second Quarter Electronics Segment Review

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Sales: increased 15% sequentially while improvements in the recreational, mobile and agriculture markets did not fully offset the year-over-year comparison for the health & wellness market. Weakness over the year-ago period was across all regions. Foreign currency exchange rates had a nominal $0.1 million unfavorable impact on sales and supply chain constraints delayed an estimated $4.4 million in sales.
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Gross profit and margin drivers: gross profit grew 24% sequentially while gross margin expanded 260 basis points over 1Q23 as material costs started to return to more normal levels. Compared with the year-ago period, the lower gross profit reflects decreased sales volume, while gross margin increased 150 basis points to 34.7%, driven primarily by favorable material costs, mix of business and cost control.
•
Operating income and operating margin: operating income grew 60% sequentially while operating margin expanded 450 basis points over 1Q23. Compared with the year-ago period declines were the result of lower gross profit and higher SEA expenses related to investments in expansion, new product development and other growth initiatives.

Helios Technologies Reports Strong Sequential Growth in the Second Quarter 2023

with Revenue Up 7% and Net Income Up 21%

August 7, 2023	Page 5 of 15

Balance Sheet and Cash Flow Review

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Total debt: at quarter-end was $549.1 million compared with $525.8 million at end of the first quarter of 2023. Higher debt balances reflect the acquisition of i3.
•
Cash and cash equivalents: as of July 1, 2023 were $37.5 million, up $1.2 million or 3% from the end of the first quarter of 2023.
•
Inventory: increased $3.3 million to $205.7 million from the first quarter of 2023. The increase was the result of the macro issues in the supply chain as well as temporary duplication required from standing up our Centers of Excellence. These issues include the Company purchasing parts ahead of material shortages, holding some inventory for past due orders where one or two components have been delayed in the supply chain.
•
Pro-forma net debt-to-adjusted EBITDA: increased to 2.7x at the end of the second quarter of 2023 (pro-forma for Daman Products, Schultes Precision Manufacturing and i3 Product Development.) At the end of second quarter 2023, the Company had $183.4 million available on its revolving lines of credit.
•
Net cash provided by operations: was $26.1 million in the second quarter 2023 compared with $29.5 million in the prior-year period.
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Capital expenditures: were $10.5 million in the second quarter 2023, or 4.6% of sales reflecting accelerated investments in capacity expansion. This compares with $7.9 million, or 3.3% of sales, in the year-ago period.
•
Dividends: Paid 106th sequential quarterly cash dividend on July 20, 2023.

Updated 2023 Outlook:

The following provides the Company’s expectations for 2023 as of August 7, 2023. This assumes constant currency, using quarter end rates, and that markets served are not further impacted by the global pandemic or the geo-political environment.

	2020 Actual	Previous 2023 Outlook	Updated 2023 Outlook	Implied 3-Year CAGR at 2023 range mid-point
Consolidated revenue	$523 million	$910 - $940 million	$880 - $900 million	19%
Net income	$14 million	$99 - $104 million	$65 - $66 million
Adjusted EBITDA	$121 million	$214 - $226 million	$187 - $196 million	17%
Adjusted EBITDA margin	23.2%	23.5% - 24.0%	21.0% - 22.0%
Interest expense	$13 million	$23 - $24 million	$30 - $32 million
Effective tax rate	18%	21% - 23%	21% - 23%
Depreciation	$18 million	$27 - $29 million	$31 - $33 million
Amortization	$22 million	$30 - $32 million	$33 - $35 million
Capital expenditures % total revenue	3%	3% - 5% of sales	3% - 5% of sales
Diluted EPS	$0.44	$3.03 - $3.18	$1.96 - $2.00
Diluted Non-GAAP Cash EPS	$2.24	$3.95 - $4.10	$3.04 - $3.12	11%

Adjusted EBITDA, Adjusted EBITDA margin and Diluted Non-GAAP Cash EPS represent non-GAAP financial measures. The Company has presented the comparable GAAP figures in the table above. For 2023 Outlook, Adjusted EBITDA excludes an estimated $8 million to $9 million of costs for restructuring activities and acquisition related costs including integration. For 2023 Outlook, Diluted non-GAAP Cash EPS excludes an estimated $1.08 to $1.12 per diluted share of costs primarily for amortization, restructuring activities, acquisition related costs including integration and the related tax impact on these items.

Helios Technologies Reports Strong Sequential Growth in the Second Quarter 2023

with Revenue Up 7% and Net Income Up 21%

August 7, 2023	Page 6 of 15

Webcast

The Company will host a conference call and webcast tomorrow, August 8, at 9:00 a.m. Eastern Time to review its financial and operating results and discuss its corporate strategies and outlook. A question-and-answer session will follow. The conference call can be accessed by calling (201) 689-8573. The audio webcast will be available at www.heliostechnologies.com.

A telephonic replay will be available from approximately 1:00 p.m. ET on the day of the call through Tuesday, August 15, 2023. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13739447. The webcast replay will be available in the investor relations section of the Company’s website at www.heliostechnologies.com, where a transcript will also be posted once available.

About Helios Technologies

Helios Technologies is a global leader in highly engineered motion control and electronic controls technology for diverse end markets, including construction, material handling, agriculture, energy, recreational vehicles, marine and health and wellness. Helios sells its products to customers in over 90 countries around the world. Its strategy for growth is to be the leading provider in niche markets, with premier products and solutions through innovative product development and acquisition. The Company has paid a cash dividend to its shareholders every quarter since becoming a public company in 1997. For more information please visit: www.heliostechnologies.com and follow us on LinkedIn.

FORWARD-LOOKING INFORMATION

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding current expectations, estimates, forecasts, projections, our beliefs, and assumptions made by Helios Technologies, Inc. (“Helios” or the “Company”), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products and make acquisitions; (ii) the effectiveness of creating the Centers of Excellence; (iii) the Company’s financing plans; (iv) trends affecting the Company’s financial condition or results of operations; (v) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (vi) the declaration and payment of dividends; and (vii) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. In addition, we may make other written or oral statements, which constitute forward-looking statements, from time to time. Words such as “may,” “expects,” “projects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our future plans, objectives or goals also are forward-looking statements. These statements are not guaranteeing future performance and are subject to a number of risks and uncertainties. Our actual results may differ materially from what is expressed or forecasted in such forward-looking statements, and undue reliance should not be placed on such statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause the actual results to differ materially from what is expressed or forecasted in such forward‐looking statements include, but are not limited to, (i) supply chain disruption and the potential inability to procure goods; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) inflation (including hyperinflation) or recession; (iv) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (v) risks related to health epidemics, pandemics and similar outbreaks, including, without limitation, the current COVID-19 pandemic, particularly in China, which may among other things, adversely affect our supply chain, material costs, and work force and may have material adverse effects on our business, financial position, results of operations and/or cash flows; (vi) risks related to our international operations, including the potential impact of the ongoing conflict between Russia and Ukraine; and (vii) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; (viii) our failure to realize the benefits expected from acquisitions, our failure to promptly and effectively integrate acquisitions and the ability of Helios to retain and hire key personnel, and maintain relationships with suppliers. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 1. “Business” and

Helios Technologies Reports Strong Sequential Growth in the Second Quarter 2023

with Revenue Up 7% and Net Income Up 21%

August 7, 2023	Page 7 of 15

Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on February 28, 2023.

This news release will discuss some historical non-GAAP financial measures, which Helios believes that providing these specific non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. The determination of the amounts that are excluded from these non-GAAP measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income recognized in a given period. You should not consider the inclusion of this additional information in isolation or as a substitute for results prepared in accordance with GAAP. Please carefully review the Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies.

This news release also presents forward-looking statements regarding non-GAAP measures. The Company is unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s 2023 financial results. These non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the Company’s actual results and preliminary financial data set forth above may be material.

For more information, contact:
Tania Almond
Vice President, Investor Relations and Corporate Communication
(941) 362-1333
tania.almond@HLIO.com

Deborah Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com

Financial Tables Follow:

Helios Technologies Reports Strong Sequential Growth in the Second Quarter 2023

with Revenue Up 7% and Net Income Up 21%

August 7, 2023	Page 8 of 15

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	July 1, 2023	July 2, 2022	% Change	July 1, 2023	July 2, 2022	% Change

Net sales	$227.6	$241.7	(6)%	$440.8	$482.2	(9)%
Cost of sales	151.8	159.4	(5)%	294.0	316.3	(7)%
Gross profit	75.8	82.3	(8)%	146.8	166.0	(12)%
Gross margin	33.3%	34.1%		33.3%	34.4%

Selling, engineering and administrative expenses	38.0	32.5	17%	76.1	66.3	15%
Amortization of intangible assets	8.3	6.8	22%	16.4	13.8	19%
Operating income	29.5	43.0	(31)%	54.3	85.9	(37)%
Operating margin	13.0%	17.8%		12.3%	17.8%

Interest expense, net	7.8	3.8	105%	14.0	7.6	84%
Foreign currency transaction loss (gain), net	0.1	(0.2)	(150)%	0.5	(1.1)	(145)%
Other non-operating (income) expense, net	(0.2)	0.6	(133)%	-	1.3	(100)%
Income before income taxes	21.8	38.8	(44)%	39.8	78.0	(49)%
Income tax provision	5.0	8.7	(43)%	9.2	17.5	(47)%
Net income	$16.8	$30.0	(44)%	$30.6	$60.5	(49)%

Net income per share:
Basic	$0.51	$0.92	(45)%	$0.94	$1.86	(49)%
Diluted	$0.51	$0.92	(45)%	$0.93	$1.86	(50)%

Weighted average shares outstanding:
Basic	32.8	32.5		32.7	32.5
Diluted	32.9	32.5		32.8	32.6

Dividends declared per share	$0.09	$0.09		$0.18	$0.18

Helios Technologies Reports Strong Sequential Growth in the Second Quarter 2023

with Revenue Up 7% and Net Income Up 21%

August 7, 2023	Page 9 of 15

HELIOS TECHNOLOGIES

CONSOLIDATED BALANCE SHEETS

(In millions, except per share data)

	July 1, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$37.5	$43.7
Accounts receivable, net of allowance for
credit losses of $2.0 and $1.5	140.1	125.1
Inventories, net	205.7	191.6
Income taxes receivable	7.3	10.2
Other current assets	22.4	17.9
Total current assets	413.0	388.5
Property, plant and equipment, net	217.9	175.7
Deferred income taxes	2.1	1.6
Goodwill	510.0	468.5
Other intangible assets, net	441.8	405.6
Other assets	25.9	23.8
Total assets	$1,610.7	$1,463.7
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$71.6	$73.7
Accrued compensation and benefits	21.8	21.1
Other accrued expenses and current liabilities	22.7	32.0
Current portion of long-term non-revolving debt, net	20.5	19.0
Dividends payable	3.0	2.9
Income taxes payable	6.4	3.6
Total current liabilities	146.0	152.3
Revolving lines of credit	218.9	261.3
Long-term non-revolving debt, net	309.7	164.2
Deferred income taxes	62.0	61.0
Other noncurrent liabilities	26.6	30.0
Total liabilities	763.2	668.8
Commitments and contingencies	-	-
Shareholders’ equity:
Preferred stock, par value $0.001, 2.0 shares authorized,
no shares issued or outstanding	-	-
Common stock, par value $0.001, 100.0 shares authorized,
33.0 and 32.6 shares issued and outstanding	-	-
Capital in excess of par value	428.4	404.3
Retained earnings	474.7	450.0
Accumulated other comprehensive loss	(55.6)	(59.4)
Total shareholders’ equity	847.5	794.9
Total liabilities and shareholders’ equity	$1,610.7	$1,463.7

Helios Technologies Reports Strong Sequential Growth in the Second Quarter 2023

with Revenue Up 7% and Net Income Up 21%

August 7, 2023	Page 10 of 15

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Six Months Ended
	July 1, 2023	July 2, 2022
Cash flows from operating activities:
Net income	$30.6	$60.5
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	31.3	25.0
Stock-based compensation expense	6.5	4.4
Amortization of debt issuance costs	0.3	0.2
Benefit for deferred income taxes	(2.1)	(1.7)
Forward contract losses (gains), net	0.4	(4.2)
Other, net	0.4	1.3
(Increase) decrease in, net of acquisitions:
Accounts receivable	(8.5)	(20.0)
Inventories	(9.6)	(17.9)
Income taxes receivable	3.3	-
Other current assets	(4.9)	1.7
Other assets	3.1	8.2
Increase (decrease) in, net of acquisitions:
Accounts payable	(3.5)	(6.4)
Accrued expenses and other liabilities	(5.6)	(2.6)
Income taxes payable	2.7	3.1
Other noncurrent liabilities	(3.3)	(7.4)
Contingent consideration payments in excess acquisition date fair value	(2.7)	-
Net cash provided by operating activities	38.4	44.2
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(114.8)	1.3
Capital expenditures	(19.6)	(13.5)
Proceeds from dispositions of property, plant and equipment	0.2	1.9
Cash settlement of forward contracts	0.4	2.6
Software development costs	(2.0)	(1.5)
Net cash used in investing activities	(135.8)	(9.2)
Cash flows from financing activities:
Borrowings on revolving credit facilities	142.7	39.2
Repayment of borrowings on revolving credit facilities	(188.6)	(47.6)
Borrowings on long-term non-revolving debt	160.0	-
Repayment of borrowings on long-term non-revolving debt	(12.3)	(8.5)
Proceeds from stock issued	1.0	1.2
Dividends to shareholders	(5.9)	(5.8)
Payment of employee tax withholding on equity award vestings	(2.1)	(2.5)
Payment of contingent consideration liability	(3.4)	-
Other financing activities	(1.3)	(0.8)
Net cash provided by (used in) financing activities	90.1	(24.8)
Effect of exchange rate changes on cash and cash equivalents	1.1	2.6
Net (decrease) increase in cash and cash equivalents	(6.2)	12.8
Cash and cash equivalents, beginning of period	43.7	28.6
Cash and cash equivalents, end of period	$37.5	$41.4

Helios Technologies Reports Strong Sequential Growth in the Second Quarter 2023

with Revenue Up 7% and Net Income Up 21%

August 7, 2023	Page 11 of 15

HELIOS TECHNOLOGIES

SEGMENT DATA

(In millions)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Sales:
Hydraulics	$152.4	$142.8	$300.1	$279.9
Electronics	75.2	98.9	140.7	202.3
Consolidated	$227.6	$241.7	$440.8	$482.2

Gross profit and margin:
Hydraulics	$49.7	$49.5	$99.6	$100.3
	32.6%	34.7%	33.2%	35.8%
Electronics	26.1	32.8	47.2	65.6
	34.7%	33.2%	33.5%	32.4%
Consolidated	$75.8	$82.3	$146.8	$166.0
	33.3%	34.1%	33.3%	34.4%

Operating income (loss) and margin:
Hydraulics	$27.0	$31.1	$55.0	$62.7
	17.7%	21.8%	18.3%	22.4%
Electronics	12.0	20.3	19.5	40.8
	16.0%	20.5%	13.9%	20.2%
Corporate and other	(9.5)	(8.4)	(20.2)	(17.6)
Consolidated	$29.5	$43.0	$54.3	$85.9
	13.0%	17.8%	12.3%	17.8%

ORGANIC AND ACQUIRED REVENUE[1]

(In millions)

(Unaudited)

	Three Months Ended				Full Year Ended	Three Months Ended		Six Months Ended
	April 2,	July 2,	October 1,	December 31,	December 31,	April 1,	July 1,	July 1,
	2022	2022	2022	2022	2022	2023	2023	2023
Hydraulics
Organic	$130.7	$137.1	$129.1	$132.0	$528.9	$134.0	$137.2	$271.2
Acquisition	6.4	5.7	2.1	8.2	22.4	13.7	15.2	28.9
Total	$137.1	$142.8	$131.2	$140.2	$551.3	$147.7	$152.4	$300.1

Electronics
Organic	$102.7	$97.9	$75.2	$55.8	$331.6	$65.5	$74.0	$139.5
Acquisition	0.8	1.0	0.7	-	2.5	-	1.2	1.2
Total	$103.4	$98.9	$75.9	$55.8	$334.1	$65.5	$75.2	$140.7

Consolidated
Organic	$233.4	$235.0	$204.3	$187.8	$860.5	$199.5	$211.2	$410.7
Acquisition	7.2	6.6	2.9	8.2	24.9	13.7	16.4	30.1
Total	$240.5	$241.7	$207.2	$196.0	$885.4	$213.2	$227.6	$440.8

[1] Revenue is considered to be acquisition related until the acquisition has been included in the Company’s financial results for one full year.

Helios Technologies Reports Strong Sequential Growth in the Second Quarter 2023

with Revenue Up 7% and Net Income Up 21%

August 7, 2023	Page 12 of 15

HELIOS TECHNOLOGIES

ADDITIONAL INFORMATION

(Unaudited)

2023 Sales by Geographic Region and Segment
($ in millions)
	Q1	% Change y/y	Q2	% Change y/y	YTD 2023	% Change y/y
Americas:
Hydraulics	$57.9	34%	$60.6	21%	$118.5	27%
Electronics	55.1	(29%)	63.2	(21%)	118.3	(25%)
Consol. Americas	113.0	(6%)	123.8	(5%)	236.8	(6%)
% of total	53%		54%		54%
EMEA:
Hydraulics	$49.4	(7%)	$51.3	5%	$100.7	(1%)
Electronics	6.7	(43%)	7.0	(43%)	13.7	(43%)
Consol. EMEA	56.1	(13%)	58.3	(5%)	114.4	(9%)
% of total	26%		26%		26%
APAC:
Hydraulics	$40.4	(2%)	$40.5	(8%)	$80.9	(5%)
Electronics	3.7	(73%)	5.0	(22%)	8.7	(57%)
Consol. APAC	44.1	(20%)	45.5	(10%)	89.6	(15%)
% of total	21%		20%		20%
Total	$213.2	(11%)	$227.6	(6%)	$440.8	(9%)

2022 Sales by Geographic Region and Segment
($ in millions)
	Q1	% Change y/y	Q2	% Change y/y	Q3	% Change y/y	Q4	% Change y/y	2022	% Change y/y
Americas:
Hydraulics	$43.1	26%	$49.9	20%	$49.7	10%	$56.8	22%	$199.5	19%
Electronics	77.7	20%	80.2	25%	65.0	1%	48.0	(26%)	270.9	5%
Consol. Americas	120.8	22%	130.1	23%	114.7	5%	104.8	(6%)	470.4	11%
% of total	50%		54%		55%		53%		53%
EMEA:
Hydraulics	$52.9	22%	$49.0	5%	$41.3	(8%)	$43.3	(4%)	$186.5	4%
Electronics	11.8	27%	12.3	12%	7.7	(31%)	5.3	(50%)	37.1	(12%)
Consol. EMEA	64.7	23%	61.3	6%	49.0	(12%)	48.6	(13%)	223.6	1%
% of total	27%		25%		24%		25%		25%
APAC:
Hydraulics	$41.1	(1%)	$43.9	(2%)	$40.2	(7%)	$40.1	3%	$165.3	(2%)
Electronics	13.9	23%	6.4	(58%)	3.3	(77%)	2.5	(79%)	26.1	(51%)
Consol. APAC	55.0	4%	50.3	(16%)	43.5	(25%)	42.6	(16%)	191.4	(14%)
% of total	23%		21%		21%		22%		22%
Total	$240.5	17%	$241.7	8%	$207.2	(7%)	$196.0	(10%)	$885.4	2%

Helios Technologies Reports Strong Sequential Growth in the Second Quarter 2023

with Revenue Up 7% and Net Income Up 21%

August 7, 2023	Page 13 of 15

HELIOS TECHNOLOGIES

Non-GAAP Adjusted Operating Income RECONCILIATION

(In millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
GAAP operating income	$29.5	$43.0	$54.3	$85.9
Acquisition-related amortization of intangible assets	8.3	6.8	16.4	13.8
Acquisition and financing-related expenses(A)	1.1	0.9	2.8	1.8
Restructuring charges(B)	3.1	1.7	4.3	1.9
Officer transition costs	-	-	0.8	0.3
Acquisition integration costs (C)	0.1	0.6	0.2	1.7
Other	-	0.2	(0.1)	0.2
Non-GAAP adjusted operating income	$42.1	$53.2	$78.7	$105.6
GAAP operating margin	13.0%	17.8%	12.3%	17.8%
Non-GAAP adjusted operating margin	18.5%	22.0%	17.9%	21.9%

Adjusted EBITDA RECONCILIATION

(In millions)

(Unaudited)

	Three Months Ended		Six Months Ended		Twelve Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022	July 1, 2023
Net income	$16.8	$30.0	$30.6	$60.5	$68.6
Interest expense, net	7.8	3.8	14.0	7.6	23.1
Income tax provision	5.0	8.7	9.2	17.5	15.0
Depreciation and amortization	16.1	12.4	31.3	25.0	57.9
EBITDA	45.7	55.0	85.1	110.6	164.6
Acquisition and financing-related expenses(A)	1.1	0.9	2.8	1.8	6.9
Restructuring charges(B)	3.1	1.7	4.3	1.9	5.8
Officer transition costs	-	-	0.8	0.3	0.8
Acquisition integration costs (C)	0.1	0.6	0.2	1.7	2.0
Change in fair value of contingent consideration	0.6	0.6	0.7	1.5	1.1
Other	(0.5)	0.2	(0.5)	0.2	(0.6)
Adjusted EBITDA	$50.1	$59.0	$93.4	$118.0	$180.6
Adjusted EBITDA margin	22.0%	24.4%	21.2%	24.5%	21.4%

Pre-acquisition adjusted EBITDA, 2023 Schultes and i3, 2022 Daman					7.4
TTM Pro forma adjusted EBITDA					$188.0

Helios Technologies Reports Strong Sequential Growth in the Second Quarter 2023

with Revenue Up 7% and Net Income Up 21%

August 7, 2023	Page 14 of 15

HELIOS TECHNOLOGIES

Non-GAAP Cash Net Income RECONCILIATION

(In millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Net income	$16.8	$30.0	$30.6	$60.5
Amortization of intangible assets(D)	8.4	6.9	16.8	14.0
Acquisition and financing-related expenses(A)	1.1	0.9	2.8	1.8
Restructuring charges(B)	3.1	1.7	4.3	1.9
Officer transition costs	-	-	0.8	0.3
Acquisition integration costs (C)	0.1	0.6	0.2	1.7
Change in fair value of contingent consideration	0.6	0.6	0.7	1.5
Other	(0.5)	0.2	(0.5)	0.2
Tax effect of above	(2.8)	(2.7)	(5.5)	(5.4)
Non-GAAP cash net income	$26.8	$38.3	$50.2	$76.6
Non-GAAP cash net income per diluted share	$0.81	$1.18	$1.53	$2.35

(A) Acquisition and financing-related expenses include costs associated with our M&A activities. We believe these costs are not representative of the Company's operational performance and it is therefore meaningful to analyze results with the costs excluded. For the three months and six months ended July 1, 2023, the charges include recurring labor costs of $0.2 million and $0.5 million, professional fees of $0.5 million and $1.6 million and other M&A related costs of $0.4 million and $0.7 million, respectively.

(B) Restructuring activities include costs associated with the creation of our two new Regional Operational Centers of Excellence. We believe these costs are not representative of the Company's operational performance and it is therefore meaningful to analyze results with the costs excluded. For the three months and six months ended July 1, 2023, the charges include non-recurring labor costs of $2.0 million and $2.6 million, travel costs of $0.3 million and $0.5 million and manufacturing relocation and other costs of $0.8 million and $1.2 million, respectively.

(C) Acquisition integration activities include costs associated with integrating our recently acquired businesses, which can occur up to 18 months after acquisition date. We believe these costs are not representative of the Company's operational performance and it is therefore meaningful to analyze results with the costs excluded. For the three months and six months ended July 1, 2023, these costs totaled $0.1 million and $0.2 million, respectively.

(D) Amortization of intangible assets presented here includes $0.1 million and $0.4 million of amortization for capitalized software development costs included within cost of sales in the income statement for the three months and six months ended July 1, 2023, respectively.

Helios Technologies Reports Strong Sequential Growth in the Second Quarter 2023

with Revenue Up 7% and Net Income Up 21%

August 7, 2023	Page 15 of 15

HELIOS TECHNOLOGIES

Non-GAAP Sales Growth RECONCILIATION

(In millions)

(Unaudited)

	Three Months Ended			Six Months Ended
	Hydraulics	Electronics	Consolidated	Hydraulics	Electronics	Consolidated
Q2 2023 Net Sales	$152.4	$75.2	$227.6	$300.1	$140.7	$440.8
Impact of foreign currency translation(E)	0.2	0.1	0.3	3.4	0.3	3.7
Net Sales in constant currency	152.6	75.3	227.9	303.5	141.0	444.5
Less: Acquisition related sales	(15.2)	(1.2)	(16.4)	(28.9)	(1.2)	(30.1)
Organic sales in constant currency	$137.4	$74.1	$211.5	$274.6	$139.8	$414.4

Q2 2022 Net Sales	$142.8	$98.9	$241.7	$279.9	$202.3	$482.2

Net sales growth	7%	-24%	-6%	7%	-30%	-9%
Net sales growth in constant currency	7%	-24%	-6%	8%	-30%	-8%
Organic net sales growth in constant currency	-4%	-25%	-12%	-2%	-31%	-14%

(E) The impact from foreign currency translation is calculated by translating current period activity at average prior period exchange rates.

Net Debt-to-Adjusted EBITDA RECONCILIATION

(In millions)

(Unaudited)

As of
July 1, 2023
Current portion of long-term non-revolving debt, net	20.5
Revolving lines of credit	218.9
Long-term non-revolving debt, net	309.7
Total debt	549.1
Less: Cash and cash equivalents	37.5
Net debt	511.6

TTM Pro forma adjusted EBITDA (F)	188.0
Ratio of net debt to TTM pro forma adjusted EBITDA	2.72
(F) On a pro-forma basis for Daman, Schultes, and i3.

Non-GAAP Financial Measures and Non-GAAP Forward-looking Financial Measures:
Adjusted operating income, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income, cash net income per diluted share and sales in constant currency are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Helios believes that providing these specific non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. These Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for GAAP. Please carefully review the attached Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies. The Company does not provide a reconciliation of forward-looking non-GAAP financial measures, such as adjusted EBITDA, adjusted EBITDA margin and cash net income and cash net income per diluted share disclosed above in our 2023 Outlook, to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods.